UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022 (October 13, 2022)

THE HEALING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

+1 866-241-0670-

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2022, The Healing Company, Inc., a Nevada corporation (“HLCO”) and HLCO Borrower, LLC, a Delaware limited liability company (either being referred to as the “Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Your Super, Inc., a Delaware corporation (the “Seller”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the stockholders (the “Stockholders”) of the Seller (in such capacity, the “Stockholders’ Representative”), pursuant to which the Buyer agreed to acquire (the “Acquisition”) substantially all of the Seller’s right, title and interest in and to all of the assets, properties, rights, interests, claims and goodwill of the Seller, tangible and intangible, of every kind and description, including all of the capital stock of the subsidiaries of the Seller. The Seller is engaged in the business of manufacturing and marketing non-GMO and certified organic superfoods (the “Business”). It is on a mission to improve people’s health with the power of super plants.

Under the Purchase Agreement, the total consideration to be paid by the Buyer for the Business and acquired assets at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement will consist of (i) 3,200,000 shares of HLCO common stock (the “Buyer Shares”) valued at $2.50 per share for an aggregate value of $8 million and (ii) the forgiveness of $7,614,444.40 of outstanding debt of the Seller owed to HLCO (the “Loan Obligation”). The Loan Obligation was originally an obligation of the Seller to CircleUp Credit Advisors LLC. HLCO acquired the Loan Obligation from CircleUp Advisors LLC on September 9, 2022, for cash consideration of $2,000,000 and a seven-year warrant to purchase up to 1,500,000 shares of HLCO common stock at an exercise price of $2.00 per share.

The Buyer Shares are restricted securities and will also be subject to a contractual lock-up pursuant to which the holder(s) of the Buyer Shares will agree not to transfer any of the Buyer Shares for a three-year period, and then the Buyer Shares will be released from the lock-up in four equal quarterly installments beginning on the first day of the fiscal quarter beginning after the third anniversary of the Closing date and on the first day of each of the next three fiscal quarters, in accordance with the lock up provisions set forth in the Purchase Agreement. Under the Purchase Agreement, the Seller may distribute the Buyer Shares to the Stockholders after one year from the Closing, subject to the recipient Stockholders being subject to the original lock-up terms. The Buyer Shares carry no registration rights that require or permit the filing of any registration statement in connection with their issuance.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller will not compete with or solicit customers of the Business during the period of three years from and after the Closing date.

The Purchase Agreement contains mutual indemnification for breaches of representations and warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of indemnification provided with respect to breaches of representations and warranties, the indemnifying party will only become liable for indemnified losses if the amount exceeds an aggregate of $20,000, in which case such party will be liable for all losses relating back to the first dollar. The survival period for representations and warranties contained in the Purchase Agreement is 12 months. The Seller and the Stockholders will have no liability under the indemnification provisions of the Purchase Agreement to the Buyer or any Buyer indemnitee in excess of the value of the Buyer Shares, except with respect to claims and losses arising out of common law fraud, criminal activity or willful misconduct.

The closing of the Purchase Agreement was subject to customary closing conditions, including, without limitation, the completion of due diligence investigations; the receipt of any required consents of any third parties or governmental agencies; and the release of any security interests. Following the Closing, the Business will be operated through Your Super HLCO LLC, a Delaware limited liability company wholly owned by the Buyer.

As a condition to the closing of the Acquisition, the two founders of the Seller, Michael Kuech and Kristel De Groot, entered into agreements with Your Super HLCO LLC to continue to work for the Business under the terms described in material detail below.

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Michael Kuech

On October 14, 2022, Your Super HLCO LLC entered into an employment agreement (the “Employment Agreement”), with Mr. Kuech setting forth the terms of the compensation for his services as President of the Your Super HLCO LLC . Pursuant to the Employment Agreement, Mr. Kuech is entitled to an annual gross salary of $225,000 and €30,000.00. The Salary will increase to $250,000.00 and €50,000.00 on the six (6) month anniversary of the effective date (of the agreement) in the event Your Super HLCO LLC achieves certain mutually agreed upon performance thresholds. Mr. Kuech will also be eligible to receive an annual bonus in an amount up to $150,000.00 based on certain mutually agreed upon performance goals. Upon execution of the Employment Agreement, Mr. Kuech will receive options to purchase 300,000 shares of restricted common stock of HLCO subject to the following vesting schedule: (i) options to purchase 100,000 shares of restricted common stock of HLCO shall vest if EBITDA (to be calculated by gross revenue derived from the sale of the products of Your Super HLCO LLC, net of sales tax (or other taxes), returns, and promotions (e.g., discounts), less operating costs, plus depreciation and amortization consistent with historical financial accounts) of Your Super HLCO LLC is greater than $1,500,000 for the period commencing on the Effective Date and ending on June 30, 2023; (ii) options to purchase 100,000 shares of restricted common stock of HLCO shall vest if EBITDA of Your Super HLCO LLC is greater than $2,500,000 for the period commencing on July 1, 2023 and ending on June 30, 2024; and (iii) options to purchase 100,000 shares of restricted common stock of HLCO shall vest if EBITDA of Your Super HLCO LLC is greater than $3,500,000 for the period commencing on July 1, 2024 and ending on June 30, 2025. Mr. Kuech is also eligible to participate in all employee benefit plans of Your Super HLCO LLC, including health insurance, commensurate with his position and for all standard employee benefits and certain holiday and leave allowances.

Mr. Kuech’s employment with Your Super HLCO LLC will be for an initial term of three (3) years and will automatically renew for additional one-year periods unless otherwise terminated according to the terms of the agreement. Your Super HLCO LLC may terminate Mr. Kuech’s employment for cause or without cause upon 30 days prior written notice. Mr. Keuch may also terminate the Employment Agreement for good reason or without cause. In the event the agreement is terminated by Mr. Kuech for good reason or by HLCO other than for cause, HLCO shall (i) pay to Mr Keuch the Accrued Benefits (as defined within the agreement); (ii)(a) if Mr. Kuech has been employed by HLCO for twelve (12) months or less, pay to him an amount equal to one-twelfth (1/12) of the salary at the time of such termination or (b) if he has been employed for more than twelve (12) months, pay him an amount equal to three-twelfths (3/12) of the salary at the time of such termination; and (iii) promptly cause any options then held by Mr. Kuech to immediately and fully vest and become exercisable in full, as applicable. However, if Mr. Kuech’s employment is terminated for cause or due to his voluntary resignation other than for good reason, Your Super HLCO LLC will pay him only the Accrued Benefits (as defined in the agreement). In the event of either termination, HLCO’s obligation to pay Mr. Kuech shall be conditioned on his (or his estate’s/beneficiary’s) executing a valid waiver and release of all claims against Your Super HLCO LLC and Mr. Kuech will be obligated to return of company property.

The Employment Agreement contains customary confidentiality provisions and restrictive covenants prohibiting Mr. Kuech from (i) owning or operating a business that competes with HLCO during the term of his employment and for a period of 12 months following the termination of his employment or (ii) soliciting the HLCO’s employees for a period of 12 months following the termination of his employment.

Kristel De Groot

On October 14, 2022, Your Super HLCO LLC entered into a consulting agreement with Kristel De Groot pursuant to which Ms. Groot was appointed as Chief Brand Officer of the Business on an independent contractor basis. Under this agreement, Ms. Groot’s annual salary will be $225,000 with options to purchase 300,000 shares of restricted common stock of HLCO subject to the same vesting schedule as that of Mr. Kuech. Ms. Groot’s engagement may be terminated by either party with or without cause by delivering 30 days advance written notice, during which time she shall be obligated to return company property. The agreement contains customary confidentiality provisions and restrictive covenants prohibiting Ms. Groot from (i) owning or operating a business that competes with HLCO during the term of her engagement and for a period of 12 months following the termination of her engagement or (ii) soliciting the HLCO’s employees for a period of 12 months following the termination of her engagement.

The foregoing description of the Purchase Agreement and the agreements with Michael Kuech and Kristel De Groot are qualified in their entirety by reference to the full text of such documents which are filed hereto as the Exhibit numbered below and which are incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 14, HLCO closed the Acquisition with the Seller. For a description of the Acquisition and related matters, please see Item 1.01 of this Form 8-K, which is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On October 17, 2022, The Healing Company Inc. (the “Company”) issued a press release announcing the closing of its acquisition of the Your Super, Inc. assets (the “Acquisition”). Prior to the issuance of the press release, the Company distributed an email to certain of its stockholders discussing the Acquisition and related matters A copy of the press release and the email are attached to this report as Exhibit 99.1 and 99.2, respectively. The press release and the email furnished in this report as Exhibit 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of October 13, 2022, by and among The Healing Company Inc., HLCO Borrower, LLC, Your Super, Inc., and Shareholder Representative Services LLC.
10.1	Form of Employment Agreement by and between Your Super HLCO LLC and Michael Kuech
10.2	Form of Consulting Agreement by and between Your Super HLCO LLC and Kristel De Groot
99.1	Press Release dated October 17, 2022
99.2	Email dated October 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

Date: October 18, 2022	/s/ Simon Belsham
Simon Belsham
Chief Executive Officer

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